[NUR MACROPRINTERS LETTERHEAD]


                       Summary of Bank Clali--credit line

Borrower:                NUR Corporation
Amount:                  $600,000
Interest Rate:           Prime+1.5%
Maturity:                Revolving
Availability:            up to credit limited
Subordination:           None
Guarantee:               None
Collateral:              A perfected first lien of 30% on NUR corporate assets.


OTHER TERMS:

Payment: interest monthly; the bank is authorized to debit any account maintained by Nur Corporate for the payment of interest, principal and fees when due.

Financial covenants:     None

Reporting:               None